CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Monarch Ambassador Income ETF, Monarch Blue Chips Core ETF and Monarch ProCap ETF, each a series of Northern Lights Fund Trust IV, under the headings “Fund Service Providers” in the Prospectus and “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

 /s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

March 12, 2021